Exhibit 21

                         First Bancorp and Subsidiaries
                       List of Subsidiaries of Registrant

        Name of Subsidiary
          and Name under                                                                                      I.R.S. Employer
         Which Subsidiary                                                                                     Identification
        Transacts Business         State of Incorporation              Address of Subsidiary                      Number
        ------------------       ---------------------------      --------------------------------            ---------------
                                                                  341 North Main Street
First Bank (1)                   North Carolina                   Troy, North Carolina  27371-0508            56-0132230

Montgomery Data                                                   355 Bilhen Street
Services, Inc.                   North Carolina                   Troy, North Carolina  27371-0627            56-1421914

First Bancorp Financial                                           341 North Main Street
Services, Inc.                   North Carolina                   Troy, North Carolina  27371-0508            56-1597887

First Bancorp Capital                                             341 North Main Street
Trust I                          Delaware                         Troy, North Carolina  27371-0508            03-6099171

First Bancorp Capital                                             341 North Main Street
Trust II                         Delaware                         Troy, North Carolina  27371-0508            83-6059905

First Bancorp Capital                                             341 North Main Street
Trust III                        Delaware                         Troy, North Carolina  27371-0508            83-6059906

(1) First Bank wholly owns two subsidiaries 1) First Montgomery Financial Services Corporation, a Virginia corporation incorporated on November 2, 2001, located at 150 West Main Street, Wytheville, Virginia 24382 (I.R.S. Employer Identification Number 54-2061020) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931). First Montgomery Financial Services Corporation wholly owns one subsidiary - First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094).